                                                                    EXHIBIT 10.2

Settlement and Termination Agreement

VIRGIN MEDIA TELEVISION LIMITED

and

TWO WAY MEDIA LIMITED

and

TWO WAY GAMING LIMITED

and

TWO WAY MEDIA HOLDINGS LIMITED

6(th) April 2009

THIS SETTLEMENT AND TERMINATION AGREEMENT IS MADE ON 6(TH) APRIL 2009

BETWEEN:

(1)  VIRGIN MEDIA TELEVISION LIMITED, a company incorporated in England and
     Wales with Company number 02294553 and whose registered office is at 160
     Great Portland Street, London W1W 5QA ("VMTV");

(2)  TWO WAY MEDIA LIMITED, a company incorporated in England and Wales with
     Company number 04904168 and whose registered office is at 19 Bolsover
     Street, London W1W 5NA ("TWM");

(3)  TWO WAY GAMING LIMITED, a company incorporated in the States of Alderney with Company number 1643 and whose registered office is at Millennium
     House, Olliver Street, St Anne, Alderney ("TWG"); and

(4)  TWO WAY MEDIA HOLDINGS LIMITED, a company incorporated in England and Wales with Company number 6255877 and whose registered office is at 19 Bolsover
     Street, London W1W 5NA ("TWMH"),

(each a "PARTY" and together, the "PARTIES").

WHEREAS:

(A)  VMTV, TWG and TWMH entered into a brand licence agreement for the
     "Challenge Jackpot" Interactive Television Applications, Interactive
     Service and Website dated 27th June 2008 (the "BRAND LICENCE AGREEMENT").
     VMTV, TWM and TWMH entered into a production and supply agreement for the
     "Challenge Jackpot" television channel (the "CHANNEL") dated 27th June 2008
     (the "PRODUCTION AGREEMENT"). TWMH and VMTV entered into two deeds of guarantee and indemnity relating respectively to the Brand Licence
     Agreement and the Production Agreement (the "GUARANTEES").

(B)  VMTV alleges that TWG breached Clauses 4.4 and 4.5 of the Brand Licence
     Agreement by failing to pay the amount of (pound)645,849.00 (excluding VAT)
     which was invoiced by VMTV to TWG on 16 January 2009 (reference number
     20052247) in respect of the Minimum Royalty Guarantee owed to VMTV for the period between 1 October and 31 December 2008. VMTV alleges that invoice was due for payment on 30 January 2009 and that the alleged failure to pay amounts to a material breach by TWG of the Brand Licence Agreement. VMTV issued a notice to TWG on 9 March 2009 identifying the alleged breach and requiring its remedy within thirty days from the receipt of that notice.

(C)  TWG, TWM and Netplay TV PLC ("NETPLAY") have agreed that TWG and TWM will sell, and Netplay will purchase the business and assets necessary for the provision of equivalent services (save in respect of "Challenge Jackpot"
     interactive red button services) to those currently provided by TWG and
     TWM, respectively, under the Brand Licence Agreement and the Production
     Agreement (the "SERVICES") (the "ASSET ACQUISITION").

(D)  VMTV and Netplay have reached agreement pursuant to which, on completion of the Asset Acquisition, Netplay will provide the Services to VMTV.

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

"AGCC" means the Alderney Gambling Control Commission.

"BRAND LICENCE FEES" means the fees that TWG is required to pay VMTV under
Clause 4.2 of the Brand Licence Agreement.

"CHALLENGE JACKPOT CUSTOMERS" means all clients and customers registered with
TWG pursuant to the operation of the Brand Licence Agreement (including the approximately 4,735 users captured pursuant to the operation of the Content
License Agreement).

"CLAIM(S)" means a claim, potential claim, counterclaim, right of set-off, indemnity, cause of action, right or interest of any kind or nature whatsoever
(including for interest and costs), whether known or unknown, suspected or unsuspected, actual or contingent, however or whenever arising, whether in a court, tribunal and/or in arbitration, whether in this jurisdiction or another, including (but not limited to) any claims for costs or interest, or for account of profits, or for damages, and whether on the basis of contract, equity, tort, restitution or unjust enrichment or otherwise.

"CLIENT BALANCES" means all sums held by TWG or a third party on behalf of
Challenge Jackpot Customers.

"CONFIDENTIAL INFORMATION" means all information conveyed (whether directly or indirectly) orally, in writing, in machine readable form or otherwise which relates to a Party's business, products, developments, trade secrets, know-how, personnel, suppliers and customers (whether or not designated as "confidential information" by the disclosing party), together with all information derived from the above and all information designated as confidential or which would reasonably be considered to be confidential. Confidential Information does not include information that: (a) is or becomes public knowledge other than by breach of this Agreement, (b) the relevant Party can demonstrate was already in his actual possession or knowledge prior to disclosure by the other Party and which such Party lawfully acquired other than from the other Party, (c) is received from a third party who lawfully acquired or developed it and who is under no obligation of confidence in relation to its disclosure, or (d) is independently developed without the use of the other Party's Confidential
Information.

"CONTENT LICENSE AGREEMENT" means the content licence agreement entered into VM and TWM in respect of certain interactive games and gambling services dated 25
April 2007.

"EXPIRY DATE" means 1 July 2009 or such other later date as is agreed between
Netplay, TWG and TWM for the continued provision of some or all of the
Transition Services.

"FINAL COMPLETION" means the date on which all of the following have been completed: (i) TWG and TWM have provided all of the Transition Services to
Netplay; (ii) Netplay has acquired an eGambling Licence from the AGCC; (iii) the
AGCC has confirmed that TWG may release the Client Balances to Netplay; and (iv)
Netplay and TWG have fulfilled all of their obligations under the Migration
Plan.

"FINAL COMPLETION NOTICE" means a notice from TWG to VMTV confirming that
Completion has taken place.

"MIGRATION PLAN" means the migration plan to be agreed between TWG, Netplay and the AGCC as set out in Part 3, paragraph 3, of Schedule 3.

"MINIMUM ROYALTY GUARANTEE" OR "MRG" means the sums that TWG is required to pay
VMTV under Clauses 4.4 and 4.5 of the Brand Licence Agreement.

"NETPLAY AGREEMENT" means the business transfer agreement between TWM, TWG and
Netplay of even date.

"NETPLAY COMPLETION DATE" means the date of completion of the Asset Acquisition in accordance with the Netplay Agreement.

"PRODUCTION COSTS" means the production costs that VMTV is required to pay TWM in accordance with Clause 9.2 of the Production Agreement.

"PRODUCTION FEES" means the production fees that VMTV is required to pay TWM in accordance with Clause 9.2 of the Production Agreement.

"REGISTERED CUSTOMER DATA" means the database of personal data of registered customers captured by TWG pursuant to the operation of the Brand Licence
Agreement (including the database of approximately 4,735 users captured pursuant to the operation of the Content License Agreement) as further defined in Clause
11.1 of the Brand Licence Agreement.

"TRANSITION PERIOD" means the period commencing on the Netplay Completion Date and ending on completion of the Transition Plan.

"TRANSITION PLAN" means the timetable for provision of the Transition Services.

"TRANSITION SERVICES" means the services to be provided by TWG and TWM to
Netplay as set out in Schedule 3 during the Transition Period.

"TUPE" means the Transfer of Undertakings (Protection of Employment) Regulations
2006 as amended from time to time.

"TWG LICENCE" means the eGambling Licence issued by the AGCC to TWG.

"VM" means Virgin Media Limited, a company incorporated in England and Wales with Company number 02591237 and whose registered office is at 160 Great
Portland Street, London W1W 5QA.

"VMTV ASSETS" means items listed in Schedule 1.

2.   ASSET ACQUISITION AND TRANSITION SERVICES

2.1  TWG warrants to VMTV that the rights and assets acquired by Netplay pursuant to the Netplay Agreement are sufficient to enable Netplay to provide the Services to VMTV as at the Netplay Completion Date and until 1
     July 2009, or such later date as is agreed between Netplay, TWG and/or TWM as set out in Schedule 3, and to at least the same standard as those provided by TWG and TWM under the Brand Licence Agreement and Production
     Agreement prior to the Netplay Completion Date.

2.2  From the date of this Agreement TWM and TWG shall provide the Transition
     Services to Netplay in accordance with the Transition Plan.

3.   CONTINUITY OF SERVICE

3.1  From the Netplay Completion Date, Netplay shall become responsible for the provision of the Services to VMTV.

3.2  Without prejudice to the terms of the Transition Plan, TWG and TWM shall, in so far as they are reasonably able to do so, from the Netplay Completion
     Date until the earlier of (i) Final Completion and (ii) the expiry of three months after the Netplay Completion Date:

     (a)  make all facilities and equipment used in the provision of the
          Services (that are not already owned by VMTV or have not been transferred to Netplay in accordance with the Netplay Agreement)
          available to VMTV or Netplay in order to enable VMTV to maintain continuity of the Channel and services to Challenge Jackpot Customers;

     (b)  provide all reasonable access and assistance to VMTV and/or its subcontractors as VMTV may reasonably request to enable the continued
          provision, by VMTV or Netplay, of services equivalent to the Services, or relevant elements thereof, to VMTV with no material deterioration;
          and

     (c)  use all reasonable endeavours to assign or otherwise transfer or make available the benefit (subject to the burden) of all agreements or contracts directly relating to the Services which have not been terminated or assigned to Netplay in accordance with the Netplay
          Agreement.

3.3  In addition to the obligations set out in Clause 3.2, TWG and TWM shall use reasonable endeavours to ensure a seamless transfer to Netplay of the
     Services.

3.4  For the avoidance of doubt, TWG, TWM and TWMH shall bear their own costs and expenses incurred under or in connection with performing their respective obligations under this Agreement, the Brand Licence Agreement and/or the Production Agreement (as the case may be).

3.5  VMTV reserves the right to give reasonable directions to TWG and/or TWM from time to time in respect of the handover of the Services to Netplay.

4.   AMENDMENTS TO CONTENT LICENSE AGREEMENT

4.1  The parties agree that TWG shall cease providing Challenge Jackpot-branded interactive services within the VM walled garden upon termination of the
     Brand Licence Agreement. Accordingly, TWM agrees to negotiate in good faith with VM such appropriate amendments as may be required to the Content
     Licence Agreement in relation to the Gambling Products" and "Gambling
     Content" (as such terms are defined in the Content License Agreement).

5.   FEES AND PAYMENTS

5.1  Subject to Clause 5.3, TWG shall prior to the Netplay Completion Date continue to make all payments owed to VMTV in respect of Brand Licence Fees under Clause 4.2 of the Brand Licence Agreement (as at the Netplay
     Completion Date) as they fall due in accordance with Clause 4.6 of the
     Brand Licence Agreement.

5.2  Subject to Clause 5.3, VMTV shall prior to the Netplay Completion Date continue to make all payments owed to TWM in respect of the Production
     Costs and Production Fees in accordance with Clause 9.2 of the Production
     Agreement (pro-rated as appropriate up to the Netplay Completion Date) as they fall due in accordance with Clause 9.3 of the Production Agreement.

5.3  VMTV shall be permitted to deduct all payments due from TWG to VMTV under
     Clause 5.1 from all payments due from VMTV to TWM under Clause 5.2 and TWG shall be permitted to deduct all payments due from VMTV to TWM under Clause
     5.2 from all payments due from TWG to VMTV under Clause 5.1.

5.4  On the Netplay Completion Date, TWG will make the payments set out in or calculated in accordance with Part 1 of Schedule 2 ("INITIAL COMPLETION
     PAYMENT") to VMTV by electronic transfer.

5.5  Within 14 days of the Netplay Completion Date, TWG or VMTV will make the payment calculated in accordance with Part 2 of Schedule 2 ("RECONCILIATION
     PAYMENT") to VMTV or TWG (as the case may be) by electronic transfer.

5.6  Within 28 days of the Netplay Completion Date, TWG or VMTV will make the payment calculated in accordance with Part 3 of Schedule 2 ("BALANCING
     PAYMENT") to VMTV or TWG (as the case may be) by electronic transfer.

5.7  TWMH agrees that the terms and conditions of the Guarantees shall be deemed to apply mutatis mutandis to this Agreement.

6.   TERMINATION OF AGREEMENTS AND RELEASE/WAIVER

6.1  On the Netplay Completion Date, and subject to receipt by VMTV of the
     Initial Completion Payment, TWM, TWG, TWMH and VMTV agree that the Brand
     Licence Agreement, the Production Agreement and the Guarantees shall terminate, provided that such termination shall be without prejudice to rights that are expressed to continue under such agreements or to any
     Claims any party may have in respect of another party's performance of their obligations under the Brand Licence Agreement, the Production
     Agreement or the Guarantees prior to the Netplay Completion Date.

6.2  Provided that TWG has complied in all material respects with its obligations under Clauses 2.2, 3.2, 3.3, 5.4, 5.5 and 5.6, on the earlier of (i) the Expiry Date and (ii) Final Completion, VMTV hereby irrevocably waives and releases TWG, TWMH and/or TWM from all Claims that VMTV has or may have against TWG, TWMH and/or TWM in respect of the payment of the MRG, including, for the avoidance of doubt, a claim for interest on the amount of the outstanding MRG as set out in Recital C above, and agrees that it will not assert any such Claim against TWG, TWMH and/or TWM save as is required in order to enforce the terms of this Agreement.

6.3  Provided that VMTV has granted the waiver and release referred to in Clause
     6.2, on the earlier of (i) the Expiry Date and (ii) Final Completion, each of TWG, TWM and TWMH hereby irrevocably waives and releases VMTV from all
     Claims that TWG, TWM and/or TWMH has or may have against VMTV arising from or in connection with the Brand Licence Agreement and the Production
     Agreement, and agrees that it will not assert any such Claim against VMTV save as is required in order to enforce the terms of this Agreement.

6.4  Nothing in this clause will affect the obligation of the Parties to perform this Agreement.

7.   LONG-STOP DATE AND TERMINATION OF THIS AGREEMENT

7.1  In the event that the Netplay Completion Date has not occurred before 15th
     May 2009, VMTV may terminate this Agreement on giving written notice to the other parties.

7.2  Prior to Final Completion, in the event that TWG, TWM and/or TWMH commits a material breach of the terms of this Agreement which is not capable of remedy or, if capable of remedy, has not been remedied within fourteen (14)
     days of receipt by TWG, TWM and/or TWMH (as the case may be) of notice from
     VMTV identifying the breach and requiring its remedy, VMTV may terminate this Agreement on giving written notice to the other parties.

8.   CONFIDENTIALITY

     The contents of this Agreement, the substance of all negotiations in connection with it and all Confidential Information given by one Party (the
     "DISCLOSING PARTY") to another Party (the "RECIPIENT") or otherwise obtained, developed or created by the Recipient, will be treated by the
     Recipient as confidential and shall not be disclosed directly or indirectly to or otherwise communicated to any third party save:

     (a)  for the purpose of implementing this Agreement, taking legal advice or enforcing its terms;

     (b)  for use as evidence in any subsequent proceedings arising from a breach of this Agreement;

     (c)  for the purpose of preparation of any public accounts, records or returns;

     (d)  as may be required by any court of competent jurisdiction; and

     (e)  as agreed in advance in writing by the other Parties.

9.   AUTHORITY

     Each Party warrants and represents to the other Parties with respect to itself that it has the full right, power and authority to execute, deliver and perform this Agreement.

10.  THIRD PARTY RIGHTS

     The Contracts (Rights of Third Parties) Act 1999 (the "ACT") shall not apply to this Agreement and no rights or benefits expressly or impliedly conferred by it shall be enforceable under the Act against the Parties to it by any other person.

11.  COSTS

     Each of the Parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement.

12.  VARIATION

     Any variation of this Agreement shall be in writing and signed on behalf of each Party.

13.  ENTIRE AGREEMENT

     This Agreement together with the agreements referenced herein constitutes the entire agreement between the Parties in relation to the subject-matter of this Agreement and supersedes and replaces any prior written or oral agreements, representations or understandings between the Parties relating to it. Each Party acknowledges that it has not entered into this Agreement in reliance wholly or partly on any representation or warranty made by or on behalf of the other Party (whether orally or in writing) other than as expressly set out in this Agreement.

14.  GOVERNING LAW AND JURISDICTION

     This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with
     English law and the Parties submit to the exclusive jurisdiction of the
     English Courts.

Signed on behalf of VIRGIN MEDIA TELEVISION       )

LIMITED acting by: /s/                            )

Signed on behalf of TWO WAY MEDIA LIMITED         )

acting by: /s/                                    )

Signed on behalf of TWO WAY GAMING LIMITED        )

acting by: /s/                                    )

Signed on behalf of TWO WAY MEDIA HOLDINGS        )

LIMITED acting by: /s/                            )

*    EXHIBITS AND SCHEDULES TO EXHIBIT 10.2 HAVE BEEN OMITTED AND WILL BE FILED
     WITH THE SECURITIES AND EXHCNAGE COMMISSION UPON REQUEST.